Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Joe Giordano, CFO & Treasurer
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES DECLARES SPECIAL CASH DIVIDEND

Elkhart, Indiana - March 16, 2015 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RV) and manufactured homes, today announced that its Board of Directors has approved a special cash dividend of $2.00 per share of common stock.

The dividend is payable on April 10, 2015, to stockholders of record at the close of business on March 27, 2015.

“We are pleased to demonstrate our continued commitment to shareholder value through this special dividend,” said Jason Lippert, Drew’s CEO. “It reflects the Board’s confidence in the Company’s consistent financial performance and in its long-term strategic goals.”

Joe Giordano, Drew’s CFO and Treasurer, added, “Our strong balance sheet and consistent cash flow positions us to continue to successfully execute on our strategy to grow sales through acquisitions, greater market share, and innovative new products.”

Stockholders of record will receive a 2015 Form 1099 with respect to this dividend by January 31, 2016.

About Drew Industries
From 38 factories located throughout the United States, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and lifting systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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